Exhibit 99

            WINTHROP RESIDENTIAL ASSOCIATES I, A LIMITED PARTNERSHIP
                            FORM 10-QSB JUNE 30, 2006

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

1. Statement of Cash Available for Distribution for the three months ended June 30, 2006:

      Net loss                                                      $       (28)
      Add: Cash from reserve                                                 28
                                                                    -----------
      Cash Available for Distribution                               $        --
                                                                    ===========

2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended June 30, 2006:

      Entity Receiving                    Form of
        Compensation                    Compensation                Amount
-----------------------------    --------------------------    -----------------

            None


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